Exhibit 99.3

Geostar Mineral Corporation	Date: December 29, 2008
Annual Operating Expenses Forecast
Year 2009

All currency amounts are in USD thousands.

Business Unit Budgets—Operations, Sales and Marketing, and General and Administrative
Rental and related expenses:	Q1	Q2	Q3	Q4	Annual Total ('000)	NOTES
China	$5.00	$5.00	$5.00	$7.00	$22.00
USA	$3.00	$3.00	$4.00	$4.00	$14.00
Total Rental and related	$8.00	$8.00	$9.00	$11.00	$36.00

Labour Costs	Q1	Q2	Q3	Q4	Annual Total ('000)	NOTES
China	$20.00	$50.00	$50.00	$50.00	$170.00
USA	$30.00	$40.00	$50.00	$50.00	$170.00
Total Labour Costs	$50.00	$90.00	$100.00	$100.00	$340.00

Facilities Upgrade	Q1	Q2	Q3	Q4	Annual Total ('000)	NOTES
Factory/Office innovation and other facilities in China	$100.00	$100.00	$0.00	$0.00	$200.00
Office facilities in USA	$20.00	$0.00	$20.00	$0.00	$40.00	Computorliztion/S.ware upgrade
Total Facilities Upgrade	$100.00	$100.00	$20.00	$0.00	$240.00

Machinery and equipment (Laboratory)	Q1	Q2	Q3	Q4	Annual Total ('000)	NOTES
New Machinery and equipment	$300.00	$300.00			$600.00	laborartory machines for new products
Model and Clinical Tool Kit	$75.00	$75.00	$75.00	$75.00	$300.00	Toolkit design/manufactory
Vehicle	$0.00	$0.00	$200.00	$0.00	$200.00
Total Machinery and Equipment	$375.00	$375.00	$275.00	$75.00	$1,100.00

Clinical Trials	Q1	Q2	Q3	Q4	Annual Total ('000)	NOTES
Clinical Trials	$50.00	$50.00			$100.00	PA Screw
China sFDA clinical Application (1-2 new items)			$100.00	$100.00	$200.00	PA Wire/Rod/Tie/refiller
New Products Clinical Trials	$0.00	$500.00	$500.00	$50.00	$1,050.00
Total Clinical Trials	$50.00	$550.00	$600.00	$150.00	$1,350.00

R&D	Q1	Q2	Q3	Q4	Annual Total ('000)	NOTES
R&D	$50.00	$50.00	$50.00	$200.00	$350.00
Specialist Team	$30.00	$50.00	$60.00	$70.00	$210.00	Leaded by Prof. Liu S L
Technology/Research Co-operations Development	$0.00	$150.00	$200.00	$200.00	$550.00	With several universities and hospitals
Total R&D	$80.00	$250.00	$310.00	$470.00	$1,110.00

Sales and Marketing	Q1	Q2	Q3	Q4	Annual Total ('000)	NOTES
Travel and PR	$100.00	$100.00	$100.00	$100.00	$400.00
Sales Network Setup (China)			$100.00	$100.00	$200.00	Regional Sole Agency
Sales Network Setup (Out of China)			$100.00	$100.00	$200.00
Sales Promotion/Advertisement/ Seminar/Exhibition			$200.00	$250.00	$450.00
Surgeon Training/Educating		$100.00	$100.00	$100.00	$300.00
After Sales Service/Customer Service			$50.00	$50.00	$100.00
Total Sales and Marketing	$100.00	$200.00	$650.00	$700.00	$1,650.00

Raw Materials	Q1	Q2	Q3	Q4	Annual Total ('000)	NOTES
Raw Materials	$0.00	$200.00	$200.00	$0.00	$400.00
Total Raw Materials	$0.00	$200.00	$200.00	$0.00	$400.00

Legal and Accountanting	Q1	Q2	Q3	Q4	Annual Total ('000)	NOTES
Legal and Accountanting	$50.00	$50.00	$50.00	$50.00	$200.00
Patents/IP/Trademark			$50.00	$60.00	$110.00	Up to 2 products
Total Legal and Accounting	$50.00	$50.00	$100.00	$110.00	$310.00

Grand Total	$813.00	$1,823.00	$2,264.00	$1,616.00	$6,536.00